EXHIBIT 99.1

ContextLogic Holdings Inc. Reports First-Quarter 2026 Financial Results

OAKLAND, Calif., May 15, 2026 (GLOBE NEWSWIRE) -- ContextLogic Holdings Inc. (OTCQB: LOGC) (“ContextLogic,” the “Company,” “we” or “our”) today reported its financial results for the first quarter ended March 31, 2026.

Basis of Presentation

ContextLogic completed the acquisition of US Salt on February 26, 2026. To reflect the basis difference as a result of the US Salt acquisition, GAAP results for the first quarter of 2026 are presented in two parts: the period from January 1, 2026 through February 26, 2026 (“Predecessor”), reflecting legacy US Salt, and the period from February 27, 2026 through March 31, 2026 (“Successor”), reflecting ContextLogic Holdings Inc. and US Salt on a consolidated basis. To provide comparable period-over-period information, the Company also presents “Combined” results, a non-GAAP measure that aggregates the Predecessor and Successor periods. See footnote 1 to the table below for additional detail.

Note that “CLHI Corporate” refers to public company and parent-level items of ContextLogic Holdings Inc., distinct and separate from the operating results of US Salt.

First Quarter 2026 Results

Revenue: Combined non-GAAP revenue for the first quarter of 2026 was $32.4 million, essentially flat compared to $32.3 million in the first quarter of 2025. Shipped volumes of 102.4 thousand tons declined 7% from 110.2 thousand tons in the prior-year quarter, reflecting trucking disruptions related to winter storms and temporary operational interruptions at our Watkins Glen facility. The volume decline was offset by 8% growth in average selling price (ASP), driven by price increases and product mix shift.

Net Income: Combined non-GAAP net income for the first quarter of 2026 was $17.0 million, an increase of $14.1 million compared to $2.9 million in the first quarter of 2025. The increase was driven by a $41.9 million discrete tax benefit related to the US Salt acquisition, partially offset by CLHI Corporate costs, including transaction expenses and general and administrative expenses incurred at the parent level.

Adjusted EBITDA: Combined non-GAAP adjusted EBITDA for the first quarter of 2026 was $11.6 million, a decrease of $0.9 million compared to $12.5 million in the prior-year quarter. The decline reflects approximately $1 million of CLHI Corporate costs that were not present in the comparable period.

Free Cash Flow: Cash flow from operations, net of capital expenditures, was ($20.6) million for the Combined first quarter of 2026 as compared to $1.3 million in the prior-year quarter. The decline reflects significant transaction expenses related to the US Salt acquisition.

Outstanding Equity: During the period from February 27, 2026 through March 31, 2026 (Successor), there were 101,603,689 weighted average units outstanding at ContextLogic Holdings, LLC, the Company's consolidated subsidiary that holds the operating businesses. Of these, 45,675,557 units were held by ContextLogic Holdings Inc. (equivalent to the weighted average common shares outstanding of the public company), and the remaining 55,928,132 units were held by other holders of LLC units.

“During the first quarter of 2026, we experienced temporary operational disruptions at our Watkins Glen facility, which have since been resolved and are consistent with the normal variability of plant operations,” said David Sugarman, CEO of US Salt.

“The first quarter of 2026 marks an important milestone for ContextLogic Holdings as we report our first results following the acquisition of US Salt. US Salt exemplifies the type of business we are building this platform around — a niche, vertically integrated operation with a 130-year history, durable competitive advantages, and a management team whose interests are aligned with shareholders,” said Mark Ward, President of ContextLogic. “We remain focused in our pursuit of additional opportunities that meet our criteria for quality, longevity, and alignment, and we measure our success in long-term free cash flow per share growth.”

	Successor	Predecessor	Non-GAAP	Predecessor
	Period from February 27, 2026 to March 31, 2026	Period from January 1, 2026 to February 26, 2026	Combined Three Months Ended March 31, 2026[1]	Three Months Ended March 31, 2025
	(in millions)	(in millions)	(in millions)	(in millions)
Net Sales	$12.1	$20.3	$32.4	$32.3
Gross Profit	3.8	7.1	10.9	11.9
Selling Expense	0.4	0.7	1.1	1.0
General and Administrative	7.5	1.6	9.1	2.6
Transaction Expenses	20.7	0.1	20.8	—
Net Income	15.3	1.7	17.0	2.9
EBITDA[2]	(21.5)	7.4	(14.1)	12.0
Adjusted EBITDA[2]	3.9	7.7	11.6	12.5

Supplemental Disclosure Items:
CLHI Corporate G&A	$4.6	—	$4.6	—
CLHI Corporate Transaction Expenses[3]	20.5	—	20.5	—
CLHI Depreciation and Amortization	—	—	—	—
CLHI Corporate Tax Benefit	41.9	—	41.9	—
CLHI Adjusting Expense Items for Adjusted EBITDA[4]	24.1	—	24.1	—

Equity Ownership Information: (shares in thousands)
ContextLogic Weighted Average Common Shares Outstanding	45,676
ContextLogic Holdings, LLC Weighted Average Units Outstanding	101,604

1. CLHI completed the acquisition of US Salt on February 26, 2026; as such, results from February 27, 2026 through March 31, 2026 (Successor) include the Company and US Salt, consolidated, including the impacts of acquisition accounting on the asset and liability balances of US Salt. The period from January 1, 2026 through February 26, 2026 (Predecessor) and the three months ended March 31, 2025 (Predecessor) reflect legacy US Salt as the predecessor entity. To provide comparable information, the Company has presented Combined results, a non-GAAP measure that adds the period from January 1, 2026 through February 26, 2026 (Predecessor) and the period from February 27 through March 31, 2026 (Successor).

2. EBITDA and Adjusted EBITDA are non-GAAP financial measures. For definitions of EBITDA and Adjusted EBITDA and a reconciliation to the most directly comparable financial measures calculated in accordance with GAAP, see the schedule titled “Reconciliation of Net Income to EBITDA and Adjusted EBITDA.”

3. CLHI Corporate Transaction expenses consist of expenses related to the US Salt acquisition.

4. CLHI expense included as adjustments from EBITDA to Adjusted EBITDA include Transaction Expenses of $20.5 million, estimated contingent loss related to a legal matter of $3.5 million and stock-based compensation of $0.1 million.

Question & Answer

The Company invites stockholders and interested parties to submit questions regarding its first quarter 2026 financial results and operating performance. Questions may be submitted via email to ir@contextlogic.com. The Company plans to prepare and share responses on our website at www.contextlogic.com by Friday, May 22, 2026.

About ContextLogic Holdings Inc.

ContextLogic Holdings Inc. is a publicly traded business ownership platform established to own a collection of niche, competitively advantaged, long-duration businesses. Each business operates with meaningful autonomy under world-class management teams whose incentives are tightly aligned with those of its shareholders, supported by a governance structure that creates direct accountability between operators and owners. For more information about ContextLogic, please visit www.contextlogic.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, developing our pipeline of potential future acquisitions. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: statements regarding the US Salt acquisition, the strategic alternatives considered by the Company’s board of directors, including the decisions taken thereto; future financial performance; future liquidity and operating expenditures; financial condition and results of operations; enforceability of transfer restrictions and occurrence of an ownership change with the result that ContextLogic’s ability to use its net operating losses could be severely limited; future legislation resulting in ContextLogic being unable to realize the benefits of the tax attributes; ContextLogic’s ability to make use of the existing benefits of the tax attributes because ContextLogic may not generate taxable income; the IRS’s possible challenge of the amount of the tax attributes or claim that ContextLogic experienced an ownership change, which could reduce the amount of tax attributes that ContextLogic could use;  risks related to any future acquisition of a business or assets; currently pending or future litigation; risks if we are deemed to be an investment company under the Investment Company Act of 1940; the effect of new accounting pronouncements; competitive changes in the marketplace and other characterizations of future events or circumstances; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2025, the Quarterly Report on Form 10-Q for the period ended March 31, 2026 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

ContextLogic Holdings Inc.

Condensed Consolidated Balance Sheet Data

($ in millions, units and shares in thousands, except par value)

(unaudited)

	Successor	Predecessor

	As of March 31,	As of December 31,
	2026	2025
	(in millions)	(in millions)
Assets
Current assets	40.3	34.8
Property, plant and equipment, net	396.5	321.4
Goodwill	148.0	28.1
Intangibles, net	385.6	16.8
Other	6.6	6.7
Total assets	$977.0	$407.8
Liabilities, Redeemable Non-controlling Interest, and Stockholders’ Equity
Current liabilities	24.1	17.9
Long-term debt, net of current maturities	209.8	203.1
Other	1.5	1.6
Total liabilities	235.4	222.6
Total members equity and stockholders' equity	741.6	185.2
Total liabilities, members' equity, and stockholders’ equity	$977.0	$407.8

ContextLogic Holdings Inc.

Condensed Consolidated Statements of Operations

($ in millions, units and shares in thousands, except per unit and share data)

(unaudited)

	Successor	Predecessor

	Period from February 27, 2026 to March 31, 2026	Period from January 1, 2026 to February 26, 2026	Three Months Ended March 31, 2025
	(in millions)	(in millions)	(in millions)
Net sales	$12.1	$20.3	$32.3
Cost of sales	8.3	13.2	20.4
Gross profit	3.8	7.1	11.9
Operating expenses:
Selling expense	0.4	0.7	1.0
General and administrative	7.5	1.6	2.6
Transaction expenses	20.7	0.1	—
Total operating expenses	28.6	2.4	3.6
(Loss) income from operations	(24.8)	4.7	8.3
Other income (expenses)
Interest and other expense, net	(1.8)	(3.0)	(5.4)
(Loss) income before benefit from income taxes	(26.6)	1.7	2.9
Benefit from income taxes	41.9	—	—
Net income	$15.3	$1.7	$2.9
Net (loss) attributable to noncontrolling interest	—	—	—
Net income attributable to common stockholders (Successor)	15.3
Net income per share attributable to common stockholders, basic	$0.33
Net income per share attributable to common stockholders, diluted	$0.33
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	45,676
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	45,749

ContextLogic Holdings Inc.

Condensed Consolidated Statements of Cash Flows Data

(in millions)

(unaudited)

	Successor	Predecessor

	Period from February 27, 2026 to March 31, 2026	Period from January 1, 2026 to February 26, 2026	Three Months Ended March 31, 2025
	(in millions)	(in millions)	(in millions)
Cash flows from operating activities:
Net income	$15.3	$1.7	$2.9
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion, and amortization	3.3	2.7	3.7
Deferred income tax	(41.9)	—	—
Amortization of debt issuance cost	—	0.1	0.2
Unit/Stock-based compensation	0.5	0.1	0.1
Non-cash lease expense	0.1	0.1	0.2
Other	0.2
Changes in operating assets and liabilities:	2.1	(2.9)	(3.2)
Net cash (used in) provided by operating activities	(20.4)	1.8	3.9
Cash flows from investing activities:
Purchases of property, plant and equipment	(0.7)	(1.3)	(2.6)
Acquisition of US Salt, net of cash acquired	(585.2)	—	—
Net cash (used in) investing activities	(585.9)	(1.3)	(2.6)
Cash flows from financing activities:
Proceeds from issuance of common stock from the backstopped rights offering	25.7	—	—
Proceeds from issuance of subsidiary membership units from the backstopped rights offering	89.3	—	—
Proceeds from issuance of subsidiary membership units, prior to conversion	75.0	—	—
Proceeds from issuance of long-term debt	215.0	—	—
Net cash provided by (used in) financing activities	401.0	—	(2.2)
Net (decrease) increase in cash and cash equivalents	(205.3)	0.5	(0.9)
Cash and cash equivalents at beginning of period	217.3	10.8	7.4
Cash and cash equivalents at end of period	$12.0	$11.3	$6.5

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, Adjusted EBITDA and Free Cash Flow. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA, and references to “Free Cash Flow” refer to net cash used in or provided by operating activities, net of purchases of property, plant and equipment. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA and Free Cash Flow because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, and Free Cash Flow as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•
EBITDA, Adjusted EBITDA and Free Cash Flow do not reflect the significant interest expense, or the cash requirements necessary to service interest payments on our indebtedness.
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA and Free Cash Flow.
•
Adjusted EBITDA excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.
•
The omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA.
•
EBITDA and Adjusted EBITDA do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA and Free Cash Flow should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA and Free Cash Flow in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA and Free Cash Flow may not be comparable to the calculations of similarly titled measures reported by other companies.

ContextLogic Holdings Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in millions)

(unaudited)

	Successor	Predecessor	Non-GAAP	Predecessor
	Period from February 27, 2026 to March 31, 2026	Period from January 1, 2026 to February 26, 2026	Combined Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
	(in millions)	(in millions)	(in millions)	(in millions)
Net income	$15.3	$1.7	$17.0	$2.9
Adjustments
Interest expense	1.8	3.0	4.8	5.4
Income tax (benefit) provision	(41.9)	—	(41.9)	—
Operating income	(24.8)	4.7	(20.1)	8.3
Depreciation and depletion	0.9	2.4	3.3	3.3
Amortization	2.4	0.3	2.7	0.4
EBITDA	(21.5)	7.4	(14.1)	12.0
Adjustments:
Recognition of inventory step-ups[1]	1.1	—	1.1	—
Transaction and integration costs[2]	20.7	0.1	20.8	—
Stock-based and unit-based compensation[3]	0.1	0.1	0.2	0.1
Restructuring and severance[4]	—	—	—	0.3
Contingent loss accrual[5]	3.5	—	3.5	—
Other[6]	—	0.1	0.1	0.1
Adjusted EBITDA	$3.9	$7.7	$11.6	$12.5

1.
Increase in inventory to fair value as a result of the US Salt Acquisition.
2.
Expenses incurred by US Salt and ContextLogic related to the US Salt Acquisition.
3.
Stock-based and unit-based compensation incurred (excludes $0.4 of stock-based compensation included within transaction and integration costs).
4.
Severance, transition, and retention costs associated with executive leadership changes.
5.
Estimated contingent loss related to a legal matter.
6.
Costs associated with the decommissioning and removal of certain manufacturing equipment and expenses unique to US Salt’s prior parent.

ContextLogic Holdings Inc.

Reconciliation of Net Cash (Used In) Provided by Operating Activities to Free Cash Flow

(in millions)

(unaudited)

	Successor	Predecessor	Non-GAAP	Predecessor
	Period from February 27, 2026 to March 31, 2026	Period from January 1, 2026 to February 26, 2026	Combined Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
	(in millions)	(in millions)	(in millions)	(in millions)
Net cash (used in) provided by operating activities	$(20.4)	$1.8	$(18.6)	$3.9
Purchases of property, plant and equipment	$(0.7)	$(1.3)	$(2.0)	$(2.6)
Free Cash Flow	$(21.1)	$0.5	$(20.6)	$1.3

Contacts

Investor Relations:

Lucy Simon, CLHI

ir@contextlogic.com